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                 CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Shareholders Services - Statements and Reports" and "General Information - Independent Auditors" and to the use of our report dated October 5, 1998, in this Post Effective Amendment to the Registration Statement (Form N-1A Nos. 333-08513 and 811-07707) of Alliance Real Estate Investment Fund, Inc.


                                       /s/ERNST & YOUNG LLP

New York, New York
October 27, 1998







































00250231.AR9